UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) August 18, 2008

Q.E.P. CO., INC.

(Exact name of registrant as specified in its charter)

DELAWARE	0-21161	13-2983807
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1001 Broken Sound Parkway NW Suite A

Boca Raton, Florida 33487

(Address of principal executive offices)

561-994-5550

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01.	Entry into a Material Definitive Agreement.

On August 13, 2008, Q.E.P. Co., Inc. (the “Company”), Bank of America, N.A., successor-in-interest to Fleet Capital Corporation (“BOA”), and HSBC Bank USA, National Association, successor-by-merger to HSBC Bank USA (“HSBC” and together with BOA, the “Lenders”), executed a Thirteenth Amendment Agreement by and among the Company, certain affiliates of the Company, the Lenders, and BOA as Agent (the “Amendment”), which amended the Company’s Second Amended and Restated Loan Agreement dated as of November 14, 2002 (as amended and in effect from time to time, the “Loan Agreement”). Pursuant to the Amendment, the maximum amount available for borrowing by the Company under the revolving credit loan was increased from $29 million to $33 million and the interest rate applicable to the revolving credit loan was increased by 25 basis points to a range of Libor plus 1.75% to Libor plus 2.50%. The maturity date and all other terms of the Loan Agreement remain unchanged.

Section 2 - Financial Information

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01 above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Q.E.P. Co., Inc.

Date: August 19, 2008	By:	/s/ Richard A. Brooke
	Name:	Richard A. Brooke
	Title:	Senior Vice President and Chief Financial Officer